UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 9, 2004

Alion Science and Technology
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	333-89756	54-2061691
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1750 Tysons Boulevard, Suite 1300, McLean, Virginia		22102
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	703-918-4480

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.02. Termination of a Material Definitive Agreement.

On December 9, 2004, Alion Science and Technology Corporation (Alion, the Company) redeemed the note held by Mr. Gary Amstutz, Alion’s Chief Accounting Officer. The Company used approximately $0.77 million in funds from available cash flow and its existing line of credit to pay Mr. Amstutz $0.75 million in outstanding principal and approximately $0.02 million in interest accrued through the payment date. There was no prepayment penalty.

The Company and Mr. Amstutz executed the original note, with a term of approximately five years, on February 11, 2004. The note bore interest at 15% per annum, with interest paid quarterly in arrears. The Company was obligated to repay the note not later than March 31, 2009.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alion Science and Technology

December 14, 2004	By:	John M. Hughes

Name: John M. Hughes
Title: Senior Vice President and Chief Financial Officer